SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2003

MARKET CENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22969	59-3562953

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650A Gum Branch Road, Jacksonville, North Carolina	28540

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 478-0097

Paladyne Corp.

(Former name or former address, if changed since last report)

SIGNATURE
EXHIBIT INDEX
EX-10.1 STOCK PURCHASE AGREEMENT
EX-99.1 PRESS RELEASE

Item 1. Change in Control.

      On February 5, 2003, the transactions pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated January 9, 2003, entered into by and among Market Central, Inc. (formerly Paladyne Corp.) (the “Company”), Glen H. Hammer (“Hammer”), WAG Holdings, LLC (“WAG Holdings”) and A. Randall Barkowitz (“Barkowitz”) (Hammer, WAG Holdings and Barkowitz collectively referred to as the “Buyers”) were consummated. In connection therewith:

      (i)  the Company issued the following number of shares of its common stock to the Buyers:

		Percentage of Voting
		Securities of the Company
Buyer	Number of Shares	Held as of February 5, 2003

Hammer	4,090,370	32.6%
WAG Holdings	4,440,370	35.3%
Barkowitz	350,000	2.8%

Total	8,880,739	70.7%

      (ii)  in consideration of the issuance of shares of the Company’s common stock as shown above, (a) the Buyers canceled an aggregate of $380,095 of indebtedness of the Company to the Buyers pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 13, 2002 by and among the Company, Hammer and WAG Holdings (a portion of such indebtedness was subsequently transferred to Barkowitz prior to the closing of the Stock Purchase Agreement), (b) WAG Holdings and Hammer canceled indebtedness of the Company to them in an aggregate amount of $229,124, which indebtedness WAG Holdings and Hammer acquired from BDO Seidman, LLP and related to accounting services provided by a vendor to the Company, and (c) WAG Holdings and Hammer canceled indebtedness of the Company to them in an aggregate amount of $184,488, which indebtedness WAG Holdings and Hammer acquired from another vendor to the Company.

      (iii)  Kenneth H. Horn and William E. Willis, Jr. each resigned, effective February 5, 2003 from the board of directors of the Company.

      (iv)  William A. Goldstein, the sole member and manager of WAG Holdings, and Hammer were each elected, effective February 5, 2003, to the board of directors of the Company.

      Copies of the Stock Purchase Agreement and the press release issued by the Company in connection with the closing of the Stock Purchase Agreement are attached as exhibits to this report.

2

      All references in this report to the Company’s common stock reflect the 1-for-10 reverse split of the common stock effected at 12:01 a.m. on February 5, 2003.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Stock Purchase Agreement by and among Market Central, Inc., Glen H. Hammer, WAG Holdings, LLC and A. Randall Barkowitz

99.1	Press release announcing closing of stock purchase.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MARKET CENTRAL, INC.

By:	/s/ Terrence J. Leifheit Terrence J. Leifheit, President

Dated: February 21, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Stock Purchase Agreement by and among Market Central, Inc., Glen H. Hammer, WAG Holdings, LLC and A. Randall Barkowitz

99.1	Press release announcing closing of stock purchase.

2